Exhibit 99.3

PHILADELPHIA INSURANCE COMPANIES
SUMMARY SEGMENT TOTALS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
(IN THOUSANDS)

	12/31/03	12/31/02	2003 VS. 2002	12/31/03	12/31/02	2003 VS. 2002
	GROSS	GROSS	%	GROSS	GROSS	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>

COMMERCIAL LINES	162,498	113,216	43.5%	165,581	109,347	51.4%
SPECIALTY LINES	34,257	27,464	24.7%	37,257	26,537	40.4%
PERSONAL LINES	18,623	15,338	21.4%	21,743	19,890	9.3%

TOTAL ALL LINES	215,378	156,018	38.0%	224,581	155,774	44.2%

	12/31/03	12/31/02	2003 VS. 2002	12/31/03	12/31/02	2003 VS. 2002
	NET	NET	%	NET	NET	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>

COMMERCIAL LINES	120,703	95,681	26.2%	121,657	91,515	32.9%
SPECIALTY LINES	26,243	25,575	2.6%	29,305	24,662	18.8%
PERSONAL LINES	6,187	5,823	6.3%	8,117	9,347	-13.2%

TOTAL ALL LINES	153,133	127,079	20.5%	159,079	125,524	26.7%